UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

375 Northridge Road, Suite 330
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Consistent with our reported business plan, for the last two years we have reduced our debt and annual operating expenses through the disposition of specific non-core properties. Through the successful execution of this part of our business plan, we completed our exit from the office and retail business, allowing us to focus exclusively on developing, constructing, and managing high quality multifamily apartment communities for cash flow and long-term capital appreciation. As a result of these efforts, we have reduced our debt by a net amount of approximately $14.1 million or 58%, decreased our annual operating expenses by $860,000, and increased our liquidity by $5.6 million.

On July 17, 2014, we sold our 1.3-acre Johns Creek commercial site for $700,000, and its book value was $500,000. We used the net sale proceeds of $690,364 to pay down our $2,565,000 Highway 20 land loan, which reduced the outstanding principal balance of that loan to $1,874,636. This sale completed the disposition of our non-core assets and we expect to recognize a gain on the sale of approximately $195,100.

We have recently obtained the Land Disturbance Permit for our 154-unit Bradley Park apartment community. Bradley Park is located in an excellent high growth neighborhood in Forsyth County, Georgia, which is ranked as America’s 7th fastest growing county by Forbes magazine. The property is near the GA-400 and Highway 20 interchange, less than a third of a mile from the Northside Hospital - Forsyth complex, which employs more than 2,200 physicians and 1,800 employees. The Land Disturbance Permit provides us with the approval of our site plan, traffic controls, water quality and water detention facilities and allows us to clear and grade the property; and install the underground water and sewer lines, along with all the other site and infrastructure facilities. We are currently completing the final architectural construction drawings in order to apply for our building permits. We are preparing to raise the equity and obtain the construction loans necessary to construct the Bradley Park apartment community. We recently received written term sheets from two local banks outlining their loan terms and expressing their interest in providing the construction loan for the Bradley Park apartment community.

Our 220-unit Northridge apartment community is located in Sandy Springs near the GA-400 and Northridge interchange. Georgia 400 is the primary artery connecting the affluent north side suburbs with Atlanta’s most dense office and retail cores of Perimeter Center, North Point and Phipps Plaza/Lenox Mall/Buckhead. Georgia 400 also connects these areas to downtown Atlanta and Hartsfield-Jackson International Airport, the world’s busiest airport, via Interstate 85. We own the Northridge property debt free and it has a book value of $4,506,643. We have purchased our land disturbance permit and are currently completing the architectural design drawings, which will allow us to apply for our building permits. We expect construction of the Northridge community to follow the start of construction of the Bradley Park community.

Our Highway 20 property is located in the City of Cumming in Forsyth County at the intersection of Elm Street and Georgia Highway 20. The Cumming area continues to experience rapid growth with the expansion of the Northside Hospital – Forsyth complex, the City’s new Governmental Center, a three-pool aquatic center, and a satellite campus for the University of North Georgia. Highway 20 is also three blocks from a Forsyth County elementary, middle, and high school. Forsyth County schools are one of the top rated school systems in Georgia. We have substantial equity in the Highway 20 property, which has an independent appraised value of $6,100,000 and is encumbered by a $1,874,636 land loan. We are currently in the design phase on the Highway 20 community.

We are actively marketing our North Springs transit-oriented, mixed-use property for sale. The North Springs property is zoned for a mixed-use development consisting of 236 multifamily units, 120 condominiums, 210,000 square feet of office space, and 56,000 square feet of retail space. North Springs is located in Perimeter Center/Sandy Springs directly across from the North Springs rail station and has an independent appraised value of $16,350,000. The Perimeter Center/Sandy Springs market is one of the most dynamic markets in the southeastern United States with approximately 33 million square feet of office and retail space and more than 123,000 jobs. We believe there is favorable demand in the current market to sell a transit-oriented, mixed-use site like North Springs. This sale would pay off the $5,500,000 North Springs land loan and we would use the remaining proceeds for investment in the development and construction of the Bradley Park, Northridge, and Highway 20 apartment communities as outlined in our stated business plan.

In addition to the objectives of our business plan outlined above and consistent with our previous filings, we continue to pursue strategic alternatives that would enhance shareholder value through a sale, merger, other business combination or an investment of new equity in the company to accelerate our growth. We have recently engaged in discussions with companies that desire to become a public company through a transaction with Roberts Realty. As of the filing date of this report, we have not entered into any definitive agreement for such a transaction.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to our intent, belief, or expectations regarding our pursuit of strategic alternatives, including a possible sale, merger, other business combination or investment of new equity in the company, the financing, development and construction of new multifamily apartment communities; and the sale of the North Springs property.  These statements involve a number of known and unknown risks, uncertainties, and other factors, all of which are difficult or impossible to predict and many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those forward-looking statements, including the availability of equity capital and construction loans for new multifamily apartment communities; the timing and terms of the sale of the North Springs property and uncertainties associated with our evaluation of strategic alternatives.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more information about other risks and uncertainties that we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: July 23, 2014	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer